EXHIBIT 23.3

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement of Heat Biologics, Inc. (the “Company”) of our report dated July 10, 2017, relating to the financial statements of Pelican Therapeutics, Inc., which appears in the Company’s Current Report on Form 8-K/A (Amendment No. 1) filed with the Securities and Exchange Commission on July 11, 2017.  Our report contains an explanatory paragraph regarding Pelican Therapeutics, Inc.’s ability to continue as a going concern.

/s/ BDO USA, LLP

Raleigh, North Carolina

July 11, 2017